UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 10, 2008

Commission File Number: 333-118398

SOUND REVOLUTION INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

3281 Chartwell Green
Coquitlam, British Columbia
Canada V3E EM9
(Address of principal executive offices)

604.376.0396
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.03 Material Modification to Rights of Security Holders
Item 8.01 Other Events.

On June 10, 2008, the Board of Directors and holders of a majority of the outstanding shares of common stock of Sound Revolution Inc. (the “Company”) approved (i) a 1-for-42 reverse stock split of the outstanding shares of common stock the Company and (ii) an increase in the number of authorized share capital of the Company from 100,000,000 to 110,000,000 shares. 100,000,000 shares out the total authorized capital shall be common stock and 10,000,000 shall be preferred stock. The effective date for both the increase in the authorized capital and the reverse split is tentatively set for June 24, 2008. The Company’s Board of Directors reserves the right to abandon the transaction at any time before the effective date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUND REVOLUTION INC.
(Registrant)

June 16, 2008	By: /s/ Penny Green
Penny Green, Director, Chair of the Board,
Chief Financial Officer